UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
                                              September 1,1998
                                             (September 1,1998)

                        Bradlees, Inc.
  (Exact Name of Registrant As Specified In Its Charter)

                        Massachusetts
     (State Or Other Jurisdiction of Incorporation)

   1-11134                              04-3156108
(Commission File Number)    (IRS Employer Identification No.)

One Bradlees Circle,Braintree,Massachusetts       02184
 (Address Of Principal Executive Offices)       (Zip Code)

                       (781) 380-3000
    (Registrant's telephone number, including area code)

                       Not Applicable
(Former name or former address,if changed since last report)

                  Exhibit Index on Page 4

              Page 1 of 7 (Including Exhibit)




Item 5:  OTHER EVENTS

Beginning on September 1, 1998, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its second quarter (thirteen weeks) and year-to-date (twenty-six weeks) financial results ended August 1, 1998, including a comparison to the Company's summary financial plan (the "Plan") for the fiscal year ending January 30, 1999 ("Fiscal 1998") filed on Form 8-K dated February 11, 1998. The Fiscal 1998 second quarter and year-to-date results compared to the Plan are attached hereto as Exhibit 20.

Total sales for the second quarter ended
August 1, 1998 were $9.3 million or 3.0% above Plan due primarily to the favorable customer response to the merchandising and marketing initiatives begun in 1997. Both softlines and hardlines sales exceeded Plan. Comparable store sales increased 7.4% in the second quarter. EBITDA before restructuring (as defined in the exhibit) exceeded Plan by $4.9 million due to the above-Plan sales and associated gross margin, favorable selling, store operating, administrative and distribution (SG&A) expenses, and a gain on sale of a closed store, partially offset by unfavorable other income that resulted from below-Plan leased (shoe) department sales. The gross margin rate was below Plan in the second quarter due primarily to a slightly lower initial markup and above-Plan promotional markdowns. SG&A expenses were below Plan due principally to favorable store operating and advertising expenses.

Year-to-date total sales were $26.7 million or 4.5% above Plan and year-to-date comparable store sales increased 8.6% for the same reasons mentioned above. Both softlines and hardlines sales exceeded the year-to-date Plan and prior-year sales. Year-to-date EBITDA before restructuring was $8.8 million better than Plan due to the above-Plan sales and associated gross margin, favorable SG&A expenses, and a gain on disposition of properties, partially offset by below-Plan other income. The year-to-date gross margin rate was below Plan due principally to the same reasons as discussed above for the second quarter. Year-to-date SG&A expenses were below Plan mostly due to favorable home office, advertising and store operating expenses.

The Company reported a net loss of $2.7
million for this year's second quarter, compared to a planned net loss of $10.5 million and last year's second quarter net loss of $16.9 million. The year-to-date net loss was $27.4 million compared to a planned year-to-date net loss of $39.8 million and the prior year-to-date net loss of $48.8 million.

Unrestricted cash was $1.9 million
below Plan at August 1, 1998. Inventories were $4.8 million below Plan. Accounts payable was $11.2 million above Plan and outstanding borrowings under the Company's DIP facility were $23.7 million below Plan. Net cash proceeds of $3.5 million from the unplanned sale of a closed store in the second quarter were paid to the associated SPE ("special purpose entity") finance group. In the first quarter, net cash proceeds of $7.6 million from the sale of an undeveloped property that was planned to occur in the second quarter were placed into restricted cash and cash equivalents.

The Company
is distributing the quarterly performance against its Plan (the "Plan Performance Information") to its banks and other credit providers to facilitate their credit analyses. THE PLAN PERFORMANCE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 8-K dated February 11, 1998, Form 10-Q for the first and second quarters ended May 2, 1998 and August 1, 1998, respectively, and Form 10-K for the fiscal year ended January 31, 1998 (fiscal 1997). The Plan Performance Information is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Plan Performance Information, the Company does not believe it is obligated to provide such information indefinitely, and the Company may cease making such disclosures and updates at any time. The Plan Performance Information was not examined, reviewed or compiled by the Company's independent public accountants. The Company is not obligated to update the Plan Performance Information to reflect subsequent events or developments. The Plan Performance Information is subject to future adjustments, if any, that could materially affect such information.


Item 7: FINANCIAL
STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

Exhibit 20
Summary Financial Results for the 13 and 26 Weeks
Ended August 1, 1998.




                       INDEX TO EXHIBITS


Exhibit No.         Exhibit                                   Page No.

   20      Summary Financial Results for the 13 and 26 Weeks      6
           Ended August 1, 1998.





                         BRADLEES, INC.
                        AND SUBSIDIARIES

                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 BRADLEES, INC.

Date: September 1, 1998          By /s/ PETER THORNER
                                 Peter Thorner
                                 Chairman and
                                 Chief Executive Officer


Date: September 1, 1998         By /s/ CORNELIUS F. MOSES III
                                 Cornelius F. Moses III
                                 Senior Vice President, Chief
                                 Financial Officer





                      BRADLEES, INC.                  Exhibit 20
             SECOND QUARTER RESULTS VS. PLAN         Page 1 of 2
                        (Unaudited)
                       (In Millions)

                 Second Quarter 1998       Year-to-Date 1998
                Actual   Plan* Last Yr   Actual  Plan* Last Year
INCOME SUMMARY:
Owned Sales     $308.8  $298.0 $295.7    $591.2 $563.2 $561.6
Food Serv. Sales   1.6     1.7    1.7       3.0    3.2    3.2
Leased Sales      12.4    13.8   14.1      21.9   23.0   23.5
                 -----   -----  -----     -----  -----  -----
Total Sales      322.8   313.5  311.5     616.1  589.4  588.3

Gross Margin $    96.6    95.1   92.9     176.3  171.4  172.6
Gross Margin %
(based on
 owned sales)    31.3%   31.9%  31.4%     29.8%  30.4%   30.7%

SG&A Expenses   (92.3)  (94.3) (97.7)   (184.8)(187.5) (196.0)

Other Income      3.0     3.5    3.1       5.7    6.1     5.4
Gain on Dispos.
 of Properties    1.9      -     0.1       1.6     -      0.2
                ------   -----  -----     -----  ------   ----
EBITDA before
Restructuring     9.2     4.3   (1.6)     (1.2) (10.0)  (17.8)
                ------  ------  ------    -----  -----   -----
Cash Impact from
Restructuring    (0.6)   (0.3)  (1.7)     (2.6)  (2.0)   (3.3)
                ------  ------  ------    -----  -----    ----
EBITDA after
Restructuring     8.6     4.0   (3.3)     (3.8) (12.0)  (21.1)
                ------  ------  ------    -----  -----   -----
Add back Cash Impact
from Restruct.    0.6     0.3    1.7       2.6    2.0     3.3
Less Gain on Dispos.
of Properties
(in Reorg.Items) (1.9)     -    (0.1)     (1.9)     -    (0.2)
Depreciation &
Amortization Exp.(8.0)   (8.8)  (9.2)    (16.5) (17.8)  (18.5)
Interest and
Debt Expense     (3.9)   (4.0)  (3.9)     (7.6)  (7.8)   (7.5)
Reorganization
Items             1.9    (2.0)  (2.1)     (0.2)  (4.2)   (4.8)
                ------  ------   -----   -----  ------  ------
Net Loss        ($2.7) ($10.5)($16.9)   ($27.4)($39.8) ($48.8)
                ====== ======= ======   ====== ======= =======

BALANCE SHEET SUMMARY:

                                      Balance at End of Period
                                      ------------------------
Unrestricted Cash
 and Cash Equivalents                     $8.1  $10.0  $10.9
Restricted Cash and Cash Equivalents      24.9   25.0    9.3
Inventories                              239.5  244.3  254.0
Other Current Assets                      16.1   18.6   27.1
                                         -----  -----  -----
Total Current Assets                     288.6  297.9  301.3
Net Fixed Assets                         142.8  143.9  159.7
Long Term Assets                         143.9  149.1  156.2
                                         -----  -----  -----
Total Assets                            $575.3 $590.9 $617.2
                                        ====== ====== ======

Accounts Payable                        $121.2 $110.0 $139.4
DIP Borrowings                           111.6  135.3   89.0
Other Current Liabilities                 31.8   37.1   50.7
                                         -----  -----  -----
Total Current Liabilities                264.6  282.4  279.1
Long-Term Liabilities                     69.6   73.8   82.8
Liabilities Subject to Settlement        554.4  560.0  567.4
Paid-in-Capital                          137.1  137.3  137.3
Accumulated Deficit                     (450.4)(462.6)(449.4)
                                         -----  -----  -----
Total Stockholders' Equity
 (Deficiency)                           (313.3)(325.3)(312.1)
                                        ------  -----  -----
Total Liabilities and
Stockholders' Equity (Deficiency)       $575.3 $590.9 $617.2
                                        ====== ====== ======

NOTE: EBITDA before restructuring is earnings (loss) before interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense. At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of EBITDA after restructuring.

 * Plan amounts are from the Form 8-K dated February 11, 1998 with reclassifications between other current and long-term liabilities to be consistent with this year's actual presentation.



                      BRADLEES, INC.            Exhibit 20
                  SECOND QUARTER RESULTS       Page 2 of 2
                       (Unaudited)
                      (In Millions)


                                Second Quarter    Year-to-Date
                                 Actual Plan*     Actual  Plan*
CASH FLOW SUMMARY:
Beginning Unrestricted Cash &
Cash Equivalents                  $10.3  $9.0      $10.9  $9.5
Cash Used in Operations:
Net Loss                           (2.7)(10.5)     (27.4)(39.8)
Depreciation & Amortization Exp.    8.0   8.8       16.5  17.8
Amortization of Deferred
Financing Costs                     0.4   0.3        0.8   0.7

Inventory (Increase) Decrease      21.4  10.4       (0.8) (8.0)
Accounts Payable Increase(Decr.)  (19.9) (4.7)      (3.2)  4.7

All Other **                       (0.5) (2.8)      (8.7) (7.0)
                                  -----  ----      ------ -----
Net Cash Provided by (Used in)
Operations                          6.7   1.5      (22.8)(31.6)

Investing Activities:
Capital Spending                   (3.9) (5.0)      (5.5)(10.0)
Increase in Restricted Cash
and Cash Equivalents               (0.3) (8.0)      (8.1) (8.1)

Financing Activities:
Payments of Capital Leases
 & Deferred Financing Costs        (0.3) (0.3)      (0.6) (0.8)
Proceeds from Disposition of
Properties                          4.2   7.8       12.0   7.8
Payments of Liabilities Subject
to Settlement                      (4.1) (1.0)      (5.2) (2.0)
Net Borrowings (Payments)
under the DIP Facility             (4.5)  6.0       27.4  45.2
                                   ----- ----       ----- ----
Total Financing Activities         (4.7) 12.5       33.6  50.2
                                   ----- ----       ----  ----
Increase(Decr.) in Unrestricted
Cash and Cash Equivalents          (2.2)  1.0       (2.8)  0.5
                                   ----- ----       ----- ----
Ending Unrestricted Cash and
 Cash Equivalents                  $8.1 $10.0       $8.1 $10.0
                                   ==== =====       ===== ====

* Plan amounts are from the Form 8-K dated February 11,1998 with a reclassicication of planned proceeds from dispositon of properties from "All Other" to "Financing Activities" to be consistent with this year's actual presentation.

** Includes cash outlays associated with reorganization items.